                                                                                              EXHIBIT 12.01

                            SOUTHWEST GAS CORPORATION
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (Thousands of dollars)

                                                             For the Twelve Months Ended
                                          -----------------------------------------------------------------
                                         September 30,                    December 31,
                                                     ------------------------------------------------------
Continuing operations                        2000       1999       1998       1997       1996       1995
                                          ---------- ---------- ---------- ---------- ---------- ----------
   1. Fixed charges:
     A) Interest expense                   $ 68,742   $ 63,110   $ 63,416   $ 63,247   $ 54,674   $ 52,844
     B) Amortization                          1,519      1,366      1,243      1,164      1,494      1,569
     C) Interest portion of rentals           8,166      8,217      7,531      6,973      6,629      4,435
     D) Preferred securities distributions    5,475      5,475      5,475      5,475      5,475        913
                                          ---------- ---------- ---------- ---------- ---------- ----------
       Total fixed charges                 $ 83,902   $ 78,168   $ 77,665   $ 76,859   $ 68,272   $ 59,761
                                          ========== ========== ========== ========== ========== ==========

   2. Earnings (as defined):
     E) Pretax income from
       continuing operations               $ 40,004   $ 60,955   $ 83,951   $ 21,328   $ 10,448   $  3,493
     Fixed Charges (1. above)                83,902     78,168     77,665     76,859     68,272     59,761
                                          ---------- ---------- ---------- ---------- ---------- ----------
       Total earnings as defined           $123,906   $139,123   $161,616   $ 98,187   $ 78,720   $ 63,254
                                          ========== ========== ========== ========== ========== ==========

                                               1.48       1.78       2.08       1.28        1.15       1.06
                                          ========== ========== ========== ========== =========== ==========


                                                             For the Twelve Months Ended
                                          -----------------------------------------------------------------
Adjusted for interest allocated to       September 30,                    December 31,
                                                     ------------------------------------------------------
discontinued operations                      2000       1999       1998       1997       1996       1995
                                          ---------- ---------- ---------- ---------- ---------- ----------
   1. Fixed charges:
     A) Interest expense                   $ 68,742   $ 63,110   $ 63,416   $ 63,247   $ 54,674   $ 52,844
     B) Amortization                          1,519      1,366      1,243      1,164      1,494      1,569
     C) Interest portion of rentals           8,166      8,217      7,531      6,973      6,629      4,435
     D) Preferred securities distributions    5,475      5,475      5,475      5,475      5,475        913
     E) Allocated interest [1]                    -          -          -          -          -      9,636
                                          ---------- ---------- ---------- ---------- ---------- ----------
       Total fixed charges                 $ 83,902   $ 78,168   $ 77,665   $ 76,859   $ 68,272   $ 69,397
                                          ========== ========== ========== ========== ========== ==========

   2. Earnings (as defined):
     F) Pretax income from
       continuing operations               $ 40,004   $ 60,955   $ 83,951   $ 21,328   $ 10,448   $  3,493
     Fixed Charges (1. above)                83,902     78,168     77,665     76,859     68,272     69,397
                                          ---------- ---------- ---------- ---------- ---------- ----------
       Total earnings as defined           $123,906   $139,123   $161,616   $ 98,187   $ 78,720   $ 72,890
                                          ========== ========== ========== ========== ========== ==========

   3. Ratio of earnings to fixed charges       1.48       1.78       2.08       1.28       1.15       1.05
                                          ========== ========== ========== ========== ========== ==========


[1] Represents allocated interest through the period ended December 31, 1995.
Carrying costs for the period subsequent to year end through the disposition of the discontinued operations were accrued and recorded as disposal costs.


                                                                                              EXHIBIT 12.01


                            SOUTHWEST GAS CORPORATION
                   COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                             (Thousands of dollars)

                                                              For the Twelve Months Ended
                                       ----------------------------------------------------------------------------
                                      September 30,                        December 31,
                                                    ---------------------------------------------------------------
Continuing operations                      2000        1999         1998         1997        1996         1995
                                       -----------  -----------  -----------  -----------  -----------  -----------
   1. Combined fixed charges:
     A) Total fixed charges             $  83,902     $ 78,168     $ 77,665    $  76,859     $ 68,272     $ 59,761
     B) Preferred dividends [1]                 -            -            -            -            -          404
                                       -----------  -----------  -----------  -----------  -----------  -----------
       Total fixed charges and
         preferred dividends            $  83,902     $ 78,168     $ 77,665    $  76,859     $ 68,272     $ 60,165
                                       ===========  ===========  ===========  ===========  ===========  ===========

   2. Earnings                          $ 123,906    $ 139,123    $ 161,616    $  98,187     $ 78,720     $ 63,254
                                       ===========  ===========  ===========  ===========  ===========  ===========

   3. Ratio of earnings to fixed charges
     and preferred dividends                 1.48         1.78         2.08         1.28         1.15         1.05
                                       ===========  ===========  ===========  ===========  ===========  ===========



                                                              For the Twelve Months Ended
                                       ----------------------------------------------------------------------------
Adjusted for interest allocated to    September 30,                        December 31,
                                                    ---------------------------------------------------------------
discontinued operations                   2000         1999         1998         1997         1996         1995
                                       -----------  -----------  -----------  -----------  -----------  -----------
   1. Combined fixed charges:
     A) Total fixed charges             $  83,902     $ 78,168     $ 77,665    $  76,859    $  68,272    $  69,397
     B) Preferred dividends [1]                 -            -            -            -            -          404
                                       -----------  -----------  -----------  -----------  -----------  -----------
       Total fixed charges and
         preferred dividends            $  83,902     $ 78,168     $ 77,665    $  76,859    $  68,272    $  69,801
                                       ===========  ===========  ===========  ===========  ===========  ===========

   2. Earnings                          $ 123,906    $ 139,123    $ 161,616    $  98,187    $  78,720    $  72,890
                                       ===========  ===========  ===========  ===========  ===========  ===========

   3. Ratio of earnings to fixed charges
     and preferred dividends                 1.48         1.78         2.08         1.28         1.15         1.04
                                       ===========  ===========  ===========  ===========  ===========  ===========


[1] Preferred and preference dividends have been adjusted to represent the pretax earnings necessary to cover such dividend requirements.
